Exhibit 99.1

NEWS RELEASE

For Further Information Contact: Jeffrey R. Stephens

or Garrett S. Sill

Security National Financial Corporation

P.O. Box 57250

(Telephone) (801) 264-1060

(Fax) (801) 264-8430

Website: www.securitynational.com

FOR IMMEDIATE RELEASE

Security National Financial Corporation Announces Stock Dividend

Salt Lake City, Utah, June 30, 2025- Security National Financial Corporation (NASDAQ: SNFCA) announces that on June 27, 2025, its Board of Directors has authorized a 5% stock dividend for stockholders of record on July 11, 2025. The stock dividend will be issued on July 18, 2025.

Scott Quist, President and Chief Executive Officer of Security National Financial Corporation, stated: “This is the Company’s 37th consecutive year in declaring a stock dividend. We find many of our stockholders are pleased with the stock dividend due to the options it affords for long-term appreciation or cash flow if they choose to sell the shares.”

This press release contains statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Security National Financial Corporation and its business. The predictions in these statements will involve risk and uncertainties and, accordingly, actual results may differ significantly from the results discussed or implied in such forward-looking statements.